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                                                                    NEWS RELEASE
                            [CHEASAPEAKE LETTERHEAD]


FOR IMMEDIATE RELEASE
OCTOBER 23, 2001


                                    CONTACT:
MARC ROWLAND                                                      TOM PRICE, JR.
EXECUTIVE VICE PRESIDENT                                   SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER                                CORPORATE DEVELOPMENT
(405) 879-9232                                                    (405) 879-9257
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                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
               3Q 2001 EARNINGS RELEASE AND CONFERENCE CALL DATES

OKLAHOMA CITY, OKLAHOMA, October 23, 2001 - Chesapeake Energy Corporation (NYSE:CHK) has re-scheduled the issuance of its third quarter 2001 earnings for release after the close of trading on the New York Stock Exchange on Wednesday, October 24, 2001.

A conference call is scheduled for Thursday morning, October 25, 2001 at 9:00 am EDT to discuss the release. The telephone number to access the conference call is 719.457.2666.

For those unable to participate in the conference call, a replay will be available for audio playback at 11:00 am CDT on October 25, 2001, and will run through midnight Tuesday, November 6, 2001. The number to access the conference call replay is 719.457.0820. The passcode for the replay is 560058.

The conference call will also be simulcast live on the internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting "Shareholder Information". For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for approximately ninety days thereafter.


Chesapeake Energy Corporation is among the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's internet address is www.chkenergy.com.